As filed with the Securities and Exchange Commission on June 23, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Flagstone Reinsurance Holdings, S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	98-0481623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
37 Val St. André
L-1128
Luxembourg, Grand Duchy of Luxembourg
R.C.S. Luxembourg B153214
Telephone Number: +352 273 515 30
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive office)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9331
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sarkis Jebejian, Esq.
LizabethAnn R. Eisen, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (3)(4)

Primary Offering
Shares(5)
Preferred Shares (6)
Debt Securities (7)
Total Primary Offering			$500,000,000	$35,650
Secondary Offering
Shares(8)	71,547,891		$803,840,555	$57,314
Total			$1,303,840,555	$92,964

(1)
There are being registered an indeterminate number of securities as shall have an aggregate offering price not to exceed $500,000,000.  In addition, up to 71,547,891 Shares may be sold from time to time pursuant to this registration statement by the selling shareholders.  This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.  The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.

(2)
With respect to the primary offering and pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.

(3)
With respect to the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act.  With respect to the Shares to be offered for resale by the selling shareholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for the Shares as reported by the New York Stock Exchange on June 15, 2010.

(4)
A registration fee of $34,382.27 has already been paid and remains unused with respect to the registrant’s Form S-3 (Registration No. 333-162054) filed on September 22, 2009 (the “Prior Registration Statement”).  Pursuant to Rule 457(p) and Rule 415(a)(6) of the rules and regulations under the Securities Act, this registration fee is being applied to offset $34,382.27 of the registration fee due with respect to this registration statement. Based on this offset, the Prior Registration Statement is terminated with respect to the unsold securities thereunder.

(5)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate amount of Shares as may be sold, from time to time, at indeterminate prices, by the registrant and such indeterminate number of Shares as may, from time to time, be issued upon conversion or exchange of other securities, including any Preferred Shares and Debt Securities, in each case if applicable, registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for Shares.

(6)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate number of Preferred Shares (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant.

(7)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate amount of Debt Securities, which may be senior or subordinated, as may be sold from time to time at indeterminate prices by the registrant.  If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000.

(8)
With respect to the secondary offering and subject to note (1), this registration statement covers an aggregate of 71,547,891 Shares of the registrant that may be sold from time to time by the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell nor does it seek an offer to buy in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2010.

PROSPECTUS

FLAGSTONE REINSURANCE HOLDINGS, S.A.
37 Val St André
L-1128, Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg B153214
$500,000,000

Shares
Preferred Shares
Debt Securities

71,547,891 Shares Offered by
the Selling Shareholders

Subject to any limitations contained in our articles of incorporation and compliance with the provisions of Luxembourg law, we may offer and sell to the public from time to time, in one or more series or issuances:

●	Shares;
●	Preferred Shares; and
●	Senior or Subordinated Debt Securities.

The aggregate initial offering price of the securities of Flagstone Reinsurance Holdings S.A. (the “Company”) that we will offer for sale pursuant to this prospectus and any prospectus supplement will not exceed $500,000,000.  Any offer of securities pursuant to this prospectus, or any other prospectus or prospectus supplement of the Company, shall at all times be subject to any limitations prescribed in the articles of incorporation of the Company and shall be undertaken in accordance with all applicable provisions of Luxembourg law.  When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and material tax considerations pertaining to an investment in the securities in supplements to this prospectus.  The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis.  See “Plan of Distribution.”  If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves risks.  You should read this prospectus, including the risk factors incorporated herein by reference on page 3, and any prospectus supplement carefully before you invest.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.

In addition, the selling shareholders may sell up to a total of 71,547,891 Shares from time to time under this prospectus and any prospectus supplement.  In the prospectus supplement relating to any sales by the selling shareholders, we will identify the number of Shares that the selling shareholders will be offering for sale.  We will not receive any of the proceeds from the sale of our Shares by the selling shareholders.  We have paid the fees and expenses incident to the registration of the Shares.

Our Shares are listed on the New York Stock Exchange under the trading symbol “FSR” and on the Bermuda Stock Exchange under the symbol “FSR BH.” Other than for our Shares, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “registration statement”) utilizing the “shelf” registration process that we have filed with the Securities and Exchange Commission (the “SEC”), which registers the distribution of the securities offered under this prospectus.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities.  The registration statement can be read at the SEC’s website (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

Under this registration statement, we may offer, as described in this prospectus and any prospectus supplement, from time to time, up to $500,000,000 of securities.  The selling shareholders may, from time to time, sell up to 71,547,891 Shares in one or more offerings.  Any offer of securities and any sale of selling shareholders’ shares shall at all times be subject to any limitations prescribed in the articles of incorporation of the Company and shall be undertaken in accordance with all applicable provisions of Luxembourg law.

This prospectus provides you with a general description of the securities we and the selling shareholders may offer.  Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires or unless the prospectus supplement otherwise indicates, (i) the “Company,” “Flagstone,” “we,” “us,” and “our” refer to Flagstone Reinsurance Holdings, S.A. and/or its subsidiaries, including Flagstone Réassurance Suisse SA, its wholly-owned Switzerland reinsurance company, Flagstone Syndicate Management Limited, its United Kingdom Lloyd’s managing agency, Island Heritage Holdings Ltd., its Cayman-based insurance holding company, Flagstone Alliance Insurance & Reinsurance PLC, its wholly-owned Cyprus insurance and reinsurance company, Flagstone Reinsurance Africa Limited, its South African reinsurance company, Mont Fort Re Ltd., its wholly-owned Bermuda reinsurance company, and any other direct or indirect wholly-owned subsidiary, unless the context suggests otherwise; (ii) “Flagstone Suisse” refers to Flagstone Réassurance Suisse SA, its wholly-owned subsidiaries and its Bermuda branch; (iii) “Flagstone Syndicate Management” refers to Flagstone Syndicate Management Limited, its wholly-owned subsidiaries and Syndicate 1861; (iv) “Island Heritage” refers to Island Heritage Holdings Ltd. and its subsidiaries; (v) “Flagstone Alliance” refers to Flagstone Alliance Insurance & Reinsurance PLC and its subsidiaries; (vi) “Flagstone Africa” refers to Flagstone Reinsurance Africa Limited; (vii) “Shares” refers to Shares of the Company, par value $0.01 per share; (viii) “Preferred Shares” refers to preferred shares of the Company; (ix) “Debt Securities” refers to the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; and (x) “securities” refers collectively to the Shares, the Preferred Shares and the Debt Securities.  References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

You should rely only on the information contained in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law.  Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions.  We are only offering the securities in states where offers are permitted.  You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only.  Our business, financial condition, results of operations and prospects may have changed since that date.

ii

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. Federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the price of Shares; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; our exposure to many different counterparties in the financial service industry, and the related credit risk of counterparty default; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the SEC.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. Federal securities laws.  Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to significant uncertainties and speak only as of the date on which they are made.

PROSPECTUS SUMMARY

Flagstone is a global insurance and reinsurance holding company, organized and existing under the laws of Luxembourg, which commenced its operations in December 2005.  The Company is currently organized into three business segments: Reinsurance, Lloyd’s and Insurance. Through our Reinsurance segment, we write primarily property, property catastrophe and short-tail specialty and casualty reinsurance.  Through our Lloyd’s segment we primarily write property and short-tail specialty and casualty insurance and reinsurance for risks such as energy, hull and cargo, marine liability, engineering and aviation.  Through our Insurance segment, we primarily write property insurance for homes, condominiums and office buildings in the Caribbean region.  We diversify our risks across business lines by risk zones, each of which combines a geographic zone with one or more types of peril (for example, Texas Windstorm, Florida Hurricane or California Earthquake).  The majority of our reinsurance contracts contain loss limitation provisions such as fixed monetary limits to our exposure and per event caps.  We specialize in underwriting where sufficient data exists to analyze effectively the risk/return profile, and where we are subject to legal systems we deem reasonably fair and reliable.

Our largest business is providing property catastrophe reinsurance coverage to a broad range of select insurance companies.  These policies provide coverage for claims arising from major natural catastrophes, such as hurricanes and earthquakes, in excess of a specified loss.  We also provide coverage for claims arising from other natural and man-made catastrophes such as winter storms, freezes, floods, fires and tornados.  Our specialty lines, which represent a growing proportion of our business, cover such risks as aviation, energy, hull and cargo, accident and health, agribusiness, engineering, satellite, space, marine, marine liability and workers’ compensation catastrophe.

We measure our financial success through long-term growth in diluted book value per share plus accumulated dividends measured over intervals of three years, which we believe is the most appropriate measure of the performance of the Company, a measure that focuses on the return provided to the holders of the Shares.  Diluted book value per share is obtained by dividing shareholders’ equity by the number of Shares and Share equivalents outstanding including all potentially dilutive securities such as the warrant, performance share units and restricted share units.

Our principal executive offices are located at 37 Val St. André, L-1128, Luxembourg, Grand Duchy of Luxembourg.  Our telephone number is + 352 273 515 30.  We maintain a website at www.flagstonere.com where general information about us is available.  The contents of our website are not incorporated by reference into this prospectus and are included as inactive textual references only.  For further information regarding Flagstone, including financial information, you should refer to our recent filings with the SEC.  See “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves risks.  Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” and the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and from our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus.  Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS

Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement for general corporate purposes, including repayment of borrowings, working capital, acquisitions and stock repurchases.

The selling shareholders will receive all of the proceeds from the resale of their Shares pursuant to this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges.  The following table is derived from audited results for the period October 4, 2005 (the date of the original incorporation of the Company under the laws of Bermuda) through December 31, 2005 and the fiscal years ended December 31, 2006, 2007, 2008 and 2009 and the unaudited results for the three month period ended March 31, 2010.

	Three months ended March 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008(1)	Year ended December 31, 2007	Year ended December 31, 2006	Period October 4, 2005 through December 31, 2005 (2)
Ratio of earnings to fixed charges	$15.25	21.76		11.65	32.87	—
Deficiency of earnings to fixed charges (in thousands)	$—	—	(152,145)	—	—	(12,326)

(1)
For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $152.1 million.  This is primarily attributed to three areas: significant loss and loss adjustment expenses in 2008 resulting from Hurricanes Ike and Gustav; a significant decrease in investment income primarily due to the significant declines in the global equity, bond and commodities markets in 2008; and substantial foreign exchange losses in 2008 resulting from fluctuations in foreign exchange rates against the U.S. dollar, as a significant portion of the Company’s operations are transacted in foreign currencies.

(2)
For the period October 4, 2005 through December 31, 2005, earnings were insufficient to cover fixed charges by $12.3 million.  In connection with the initial closing of the private placement for our Shares in December 2005, the Company issued a warrant (the “Warrant”) to Haverford (Bermuda) Ltd. (“Haverford”), for its role in these capital raising activities.  The Warrant granted the holder the right, at any time during the period commencing on December 1, 2010 and ending December 31, 2010 (as subsequently amended, during the period commencing December 1, 2013 and ending December 31, 2013), to purchase from the Company up to 12.0% of the issued share capital of the Company at the consummation of the initial capital raising activities for the Company at an exercise price of $14.00 per Share (as subsequently amended, at an exercise price of $14.80 per Share).  The compensation expense based on the fair value of the Warrant was $12.2 million at the initial closing of the private placement, and is included in general and administrative expenses and in additional paid-in capital in our consolidated financial statements as at and for the period ended December 31, 2005.

DESCRIPTION OF SHARE CAPITAL

Introduction

The following is a summary of the rights of holders of shares in Flagstone.  These rights are set out in the Company’s articles of incorporation or are provided by applicable Luxembourg law.  These rights may differ from those shareholders’ rights typically provided for in any of the States in the United States.  This summary is not exhaustive and does not contain all information that may be important to you.  You are advised to read Flagstone’s articles of incorporation for additional information.

General

Flagstone is a joint stock corporation (société anonyme) organized pursuant to the laws of Luxembourg.

Share Capital and Shares

Flagstone has an authorized share capital of US$3,000,000 divided into 300,000,000 shares of capital stock with a par value of US$0.01 each.

As of May 28, 2010, the issued share capital of Flagstone is US$849,852.19 divided into 84,985,219 Shares, including 4,984,146 Shares that are held as treasury shares.  All Shares currently in issue are fully paid up.

Flagstone’s authorized share capital is fixed by its articles of incorporation.  Any amendments to the articles of incorporation of a Luxembourg company must be performed (except where authority is otherwise given to the board of directors of the company in the articles of incorporation) at an extraordinary general meeting of the shareholders of the company held in the presence of a Luxembourg notary.  See “— General Meetings and Voting of Shareholders” below.

Shares are issued in registered form only.  Flagstone is entitled to treat the registered holder of any Share as the absolute owner thereof and is not bound to recognize any equitable claim or other claim or interest in such Share on the part of any other person.

In the event that Shares are recorded in Flagstone’s share registrar on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such systems, professionals or other depositories, being referred to hereinafter as “Depositories”) or of a sub-depository designated by one or more Depositories, the Company (subject to it having received from the Depository with whom those Shares are kept in account a certificate in proper form) will permit those persons to exercise the rights attaching to those Shares, including admission to and voting at general meetings, and will consider those persons to be the shareholders.

Flagstone’s board of directors is generally and unconditionally authorized for a period of five years from the date of publication of Flagstone’s articles of incorporation in the official daily publication of the Luxembourg government to issue shares up to a maximum of the authorized but unissued share capital of Flagstone.  Such issue may include an issue of shares pursuant to the Flagstone’s Performance Share Unit Plan or Restricted Share Unit Plan, which are Flagstone’s current share incentive plans, or as a consequence of the obligations of Flagstone pursuant to the Warrant.  Shares may be issued for cash, as compensation, for contribution in kind, upon conversion of shareholders’ claims, or by incorporation of profits or distributable reserves, including the incorporation of share premium into capital.  Pursuant to Flagstone’s articles of incorporation, the shareholders of Flagstone have waived their statutory pre-emptive rights to the issue of new Shares for cash in the case of issuance of new Shares under the authorized share capital.

Shares may be issued either at par or at a premium and with such rights and restrictions (whether in regard to dividend, voting, return of capital or otherwise) as Flagstone may direct by special resolution passed at an extraordinary general meeting held in the presence of a Luxembourg notary, or as may be determined by Flagstone’s board of directors, which has been granted authority to approve the issuance of authorized Shares for the five-year period described above.

Share Certificates

Shares will be issued in registered form and certificates will be issued.

In the case in which shares are held through a Depository, such as a securities settlement system, a certificate will be issued to the Depository whose name appears in the share register.

Repurchase of Shares and Article 49-2 of the Luxembourg Law on Commercial Companies, as amended

Flagstone has been generally authorized by shareholders for a period of five years from May 17, 2010 to (i) make open market purchases or (ii) make offers for repurchase.  Flagstone is further authorized to repurchase Shares, and force shareholders to sell, in circumstances in which the acquisition of the Company’s own Shares is necessary to prevent imminent harm to the Company.

Repurchased Shares may be cancelled or held as treasury shares.  The Company may generally only repurchase Shares on the open market or by offer for repurchase, provided that:

●	the maximum price which may be paid for each Share shall not exceed the fair market value (as defined below);
●	the maximum number of Shares to be repurchased shall not exceed the number of Shares available for repurchase as set out in the authorizing shareholders’ resolution;
●	the minimum price which may be paid for each Share shall not be less than the par value of each Share, being US$0.01;
●
the acquisitions, including the Shares previously acquired by the Company and held by it, must not have the effect of reducing the net assets of the Company below the limits set forth in the Law of August 10, 1915 on Commercial Companies, as amended; and

●	the authority granted by the shareholders to the Company to repurchase its Shares, unless revoked, varied or renewed, shall not exceed five years.

In addition, in the case that the Company reasonably determines in good faith, based on the opinion of counsel, that Share ownership, directly, indirectly or constructively, by any holder is likely to result in imminent harm to the Company, it may exercise its option to repurchase Shares, and force a shareholder to sell.  Imminent harm is described in Flagstone’s articles of incorporation as adverse tax consequences or materially adverse legal or regulatory treatment to Flagstone or any of its subsidiaries.  Time periods are provided for in Flagstone’s articles of incorporation for a shareholder whose Shares may be so repurchased by the Company to remedy such matter prior to the enforcement of the option by Flagstone.  Upon any such repurchase, the shareholder must receive at least the fair market value for each Share so repurchased.

The fair market value of a Share is defined in Flagstone’s articles of incorporation as (a) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such Shares on such exchange (or in such quotation system), or, if such Shares are listed on (or quoted in) more than one exchange (or quotation system) the average closing sale price of the Shares on the principal securities exchange (or quotation system) on which such Shares are traded, or, if such Shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotation for such Shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such Shares is sent or (b) if no such closing sales or prices are available because such Shares are not publicly traded, the value per Share as determined by an independent valuation and approved by the Flagstone’s board of directors.

Transfer and Transmission of Shares

Other than with respect to the procedures for the transfer of fungible shares in the event that such shares are held by a Depository, a shareholder may transfer all or any part of his Shares by written instrument of transfer.

Any restrictions on transfer set out in Flagstone’s articles of incorporation will not be imposed in any circumstances that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange or automatic quotation system on which the Shares are listed or traded, provided that the Company may decline to register transfers in accordance with its articles of incorporation and resolutions of the Company’s board of directors, after a settlement has taken place.

Any person becoming entitled to a Share as a result of the death or bankruptcy of any shareholder will execute an instrument of transfer in writing in the form acceptable to Flagstone (along with any other evidence as may be required by Flagstone’s board of directors) after which the applicable transferee will be registered as the new holder of the Shares in the share register maintained by Flagstone.

Alteration of Share Capital

Flagstone may by special resolution (as described under “— General Meetings and Voting of Shareholders” below):

●	increase the number of authorized shares;
●	consolidate its shares into a fewer number of outstanding shares; or
●	subdivide its shares into a larger number of outstanding shares.

Any alteration to the share capital of the Company will require an appropriate amendment to its articles of incorporation.

Dividends

Subject to applicable Luxembourg law, interim dividends may be declared by the board of directors of the Company.  The declaration of interim dividends is subject to the approval of shareholders at the next general meeting of shareholders.  If the payments made on account of interim dividends exceed the amount of dividends subsequently approved by the shareholders at the general meeting, they shall, to the extent of the overpayment, be deemed to have been paid on account of the next dividend.

The shareholders may declare dividends at a general meeting of shareholders, but the dividend may not exceed the amount recommended by the Company’s board of directors.  Dividends may only be declared from the distributable funds available to the Company.

Share premium will be available for repayment to the shareholders of Flagstone in the discretion of its board of directors.

Dividends may be paid in (1) cash, in the form of a check, or by warrant or (2) wholly or partly in kind, by the distribution of assets (in particular, paid up shares, debentures or debenture stock) to shareholders.

No dividend or other moneys payable in respect of a Share will bear interest against Flagstone unless otherwise provided by the rights attached to the Share.

Regular dividends are, in principle, subject to a Luxembourg withholding tax of 15%.  Any repurchase of shares or repayment of capital or share premium is, under certain circumstances, also subject to a 15% Luxembourg withholding tax, for example, to the extent the Company has distributable reserves or profits generated after May 17, 2010.  If Flagstone were to make any such taxable payment, it would, in principle, be required to withhold at the 15% rate and remit the withheld amounts to the Luxembourg tax authorities.

The Luxembourg-U.S. Tax Treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Luxembourg withholding tax on dividends for the portion exceeding 15% in respect of portfolio dividends, i.e., dividends distributed on shareholdings of less than 10% of the total issued share capital of the dividend paying entity.  Given that the domestic Luxembourg withholding tax rate is 15%, no tax refund will apply in respect of portfolio dividends received by a U.S. holder.

It is currently our intention to make payments to shareholders in the form of share capital reductions and share premium reductions in such a way that no Luxembourg withholding tax is due.  As such, we expect that a substantial amount of any potential future payments to be made by Flagstone may be exempt from Luxembourg withholding tax.  Flagstone recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Flagstone.

General Meetings and Voting of Shareholders

Votes of shareholders may be given at general meetings of Flagstone, either personally or by proxy.  Subject to the rights and restrictions for the time being attached to any Shares by Flagstone’s articles of incorporation or applicable Luxembourg law, every shareholder present, whether in person or by proxy, will have one vote for each Share carrying voting rights, of which the shareholder is the registered holder.

The annual general meeting of Flagstone will be held on the second Thursday of the month of May at 2:00 p.m. (CET).  If this is not a business day, then the meeting will be held on the next business day.  Notice of the annual general meeting will be given to shareholders at least 10 business days prior to the meeting being held.  For at least 15 days prior to the annual general meeting, each shareholder may obtain a copy of the financial statements for the preceding financial year at the office of Flagstone and inspect all documents required by Luxembourg law to be made available for inspection.

In addition to the annual general meeting, Flagstone may also call for ordinary general meetings and extraordinary general meetings.  Ordinary and extraordinary general meetings may be called on at least 10 days notice.  An extraordinary general meeting is required to amend Flagstone’s articles of incorporation and to take certain other actions specified in Flagstone’s articles of incorporation as requiring a special resolution or super majority vote.  At an extraordinary general meeting, a quorum requires at least two shareholders and shareholders together holding more than one half of the issued Shares of Flagstone.  An extraordinary general meeting held for the purposes of amending Flagstone’s articles of incorporation must be held in the presence of a Luxembourg notary.  Any special resolution to be passed at an extraordinary general meeting must be validly passed by a majority of two-thirds of the Shares present or represented at the meeting.  Any resolution requiring a super majority resolution must be passed by the applicable super majority vote at an extraordinary general meeting as specified in Flagstone’s articles of incorporation.  At ordinary general meetings, quorum requires two persons being entitled to vote, and a resolution may be passed by a simple majority of shares present or represented at such meeting.

Distributions on Dissolution of Flagstone

Any voluntary dissolution of Flagstone will take place in accordance with the provisions of Luxembourg law.  Flagstone may only be placed into voluntary dissolution if shareholders vote in favor of such dissolution by means of a special resolution passed at an extraordinary general meeting of shareholders.  In the event of a dissolution of Flagstone, the dissolution will be carried out by one or more liquidators appointed by the general meeting of shareholders, which will determine their powers and remuneration in accordance with Luxembourg law.

If upon dissolution the assets available for distribution among the shareholders are insufficient to repay the whole of the paid up or credited as paid up share capital, the assets will be distributed so that, as nearly as possible, the losses will be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the dissolution on the Shares held by them respectively.

If in a dissolution the assets available for distribution among the shareholders are more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the dissolution, the excess will be distributed among the shareholders in proportion to the capital at the commencement of the dissolution paid up or credited as paid up on the Shares held by them respectively.

After the payment of all debts and any charges against Flagstone and of the liquidation expenses, the net liquidation proceeds will be distributed to the shareholders to achieve on an aggregate basis the same economic result as the distribution rules set for dividend distributions.

If Flagstone is dissolved, the liquidators, with the sanction of a special resolution, may divide among the shareholders in specie or kind the whole or any part of the assets of Flagstone (whether they will consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division will be carried out as between the shareholders.  The liquidators may vest the whole or any part of such assets in trusts for the benefit of the shareholders as the liquidators determine, but so that no shareholder will be compelled to accept any assets upon which there is a liability.

Classification of Flagstone’s Board of Directors

Flagstone’s board of directors will consist at all times of no less than 10 and no more than 12 directors, divided into three classes as nearly equal as possible in size, each of whom will hold office for a term determined by the shareholders (such term not to exceed six years) or, in the absence of such determination, for a three-year term.  Directors may be re-elected at the end of any such term.

Shareholders’ Agreement

Flagstone and certain shareholders who acquired our Shares prior to the date of our initial public offering (the “Initial Shareholders”) are parties to an Amended and Restated Shareholders’ Agreement, dated May 17, 2010 (the “Shareholders’ Agreement”).  The Shareholders’ Agreement permits persons who hold at least five million Shares to request registration for a public offering of Shares.  We have agreed to use our best efforts to cause the prompt registration of such Shares but may postpone the filing of a registration statement in connection with such public offering for up to three months from the date of the request if we determine in good faith that the registration would reasonably be expected to have an adverse effect on any proposal or plan by us or any of our subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any stock purchase, amalgamation, merger, consolidation, tender offer, reorganization, or similar transaction or if an underwritten public offering is contemplated in which the Shares proposed to be registered would be included.  If the number of Shares to be sold in the requested offering is limited by the managing underwriter, then the number of Shares requested to be registered will be allocated, pro rata, among the requesting shareholders.  The Initial Shareholders are currently entitled to request up to three demand registrations.

Additionally, the Shareholders’ Agreement provides that, if at any time we propose to register any of our Shares under the Securities Act, we will offer the Initial Shareholders the opportunity, subject to certain conditions, to include their Shares in such registration statement.  We are generally required to pay all expenses associated with any demand or “piggyback” registrations.

Warrant

The Company has granted to Haverford a Warrant to purchase Shares.  The Warrant is exercisable during the month of December 2013.  The Warrant entitles the holder to purchase 8,585,747 Shares, at an exercise price of $14.80 per Share (subject to adjustment for share splits, dividends declared and similar events).  Haverford may transfer the Warrant only to certain of its affiliates.

Preferred Shares

Subject to (1) shareholder approval, (2) the appropriate amendment to the articles of incorporation of the Company to provide for Preferred Shares and (3) any limitations and restrictions on the issue of Preferred Shares as prescribed by Luxembourg law, we may from time to time issue Preferred Shares with different voting rights, dividend rates, return of capital, conversion rights or other provisions than our Shares.  Such rights, preferences, powers and limitations as may be established could also have the effect of delaying, deferring or preventing an attempt to obtain control of us.  As of the date of this prospectus, no Preferred Shares have been issued and the articles of incorporation of the Company do not provide for Preferred Shares.

The Preferred Shares, upon issuance against full consideration, will be issued as fully paid and non-assessable Preferred Shares.  If we offer shares of a new series of Preferred Shares, the applicable prospectus supplement will describe the terms of the Preferred Shares offered by that prospectus supplement.  You should refer to Flagstone’s articles of incorporation or other governing instrument for complete information regarding the terms of the class or series of Preferred Shares described in a prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of Preferred Shares as follows:

●	the number of shares to be issued and sold and the distinctive designation thereof;

●
the dividend rights of the Preferred Shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on Preferred Shares and any limitations, restrictions or conditions on the payment of such dividends;

●	the voting powers, if any, of the Preferred Shares;

●
the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the Preferred Shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

●
the terms, if any, upon which the Preferred Shares will be convertible into or exchangeable for our shares of any other class, classes or series, including the number of shares of such other class, classes or series into which the Preferred Shares will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the Preferred Shares, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the Preferred Shares and restrictions on conversion;

●
the relative amounts, and the relative rights or priority, if any, of payment in respect of Preferred Shares, which the holders of the Preferred Shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

●	the terms, if any, of any purchase, retirement or sinking fund to be provided for the Preferred Shares;

●	a discussion of certain U.S. Federal income tax considerations;

●	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness or other actions we may take; and

●	any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation.

Restrictions on Transfer of Shares or Warrants

The Financial Services Authority (“FSA”) regulates the acquisition of “control” of any U.K. person, such as Flagstone Syndicate Management, authorized under the Financial Services and Markets Act 2000 (“FSMA”).  Similarly, Lloyd’s approval is required prior to acquiring control of a Lloyd’s managing agent.  Any company or individual that (together with its or his/her associates) directly or indirectly acquires 10% or more of the shares of a U.K. authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired “control” for the purposes of FSMA, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of the person’s shareholding or voting power in either.  A purchaser of 10% or more of the Shares would therefore be considered to have acquired “control” of Flagstone Syndicate Management.  Under FSMA, any person proposing to acquire “control” over a U.K. authorized insurance company must notify the FSA of that person’s intention to do so and obtain the FSA’s prior approval.  The FSA would then have three months to consider that person’s application to acquire “control.” In considering whether to approve such application, the FSA must be satisfied both that the acquirer is a fit and proper person to have such “control” and that the interests of consumers would not be threatened by such acquisition of “control.” Failure to make the relevant prior application would constitute a criminal offense, whereas a failure to obtain Lloyd’s approval could result in Lloyd’s taking action against the relevant managing agent.

Lloyd’s also regulates the acquisition of control over Lloyd’s corporate members, such as Flagstone Corporate Name Limited.  The test for acquisition of control is the same as that described above in relation to FSMA.  Accordingly, any person who proposed to acquire 10% or more of the Shares would have to obtain the prior approval of Lloyd’s.

The restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Shares is BNY Mellon Shareowner Services, whose principal executive office is located at 1 Wall Street, New York, NY 10004.  The transfer agent and registrar for the Preferred Shares will be set forth in the applicable prospectus supplement.

Listing

The Shares are listed on the New York Stock Exchange under the trading symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH.” Other than for the Shares, there is no market for any other shares we may offer.

DESCRIPTION OF THE DEBT SECURITIES

We will issue the Debt Securities under one or more indentures or supplemental indentures between us and the trustee identified in the applicable prospectus supplement.  Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made in this prospectus relating to the Debt Securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete.  We will file a copy of the indenture(s) or supplemental indenture(s) with the SEC at or before the time of the offering of the applicable series of Debt Securities.  You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the Debt Securities.

General

We may issue Debt Securities that rank “senior” or “subordinated.”  The Debt Securities referred to as “senior securities” will be direct obligations of the Company and will rank equally and ratably in right of payment with other indebtedness of the Company that is not subordinated.  We may issue Debt Securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable indenture or supplemental indenture and prospectus supplement, and may rank equally and ratably with any other subordinated notes and any other subordinated indebtedness.  We refer to these Debt Securities as “subordinated securities.”

The Company may issue the Debt Securities under this prospectus up to an aggregate principal amount of $500,000,000, in one or more series, in each case as we may establish in one or more indentures or supplemental indentures.  The Company need not issue all Debt Securities of one series at the same time.  Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.  Any Debt Securities issued by the Company will be issued in accordance with the applicable provisions of Luxembourg law, and such issue will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Luxembourg law and the articles of incorporation of the Company at the time of the issue.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our Debt Securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our creditor may have the benefit of a guarantee from our subsidiary or we may ourselves be a creditor with recognized claims against that subsidiary.  The rights of our creditors (including the holders of our Debt Securities) to participate in the distribution of shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

We anticipate that any indenture will provide that the Company may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of the Debt Securities.  Any trustee under any indenture may resign or be removed with respect to one or more series of the Debt Securities, and the Company may appoint a successor trustee to act with respect to that series.

The applicable prospectus supplement will describe the specific terms relating to the series of the Debt Securities the Company will offer, including, to the extent applicable, the following:

●	the title and series designation of the Debt Securities and whether they are senior securities or subordinated securities;

●	the ranking of the Debt Securities;

●	the aggregate principal amount of the Debt Securities, and any limit upon such principal amount;

●
the percentage of the principal amount at which the Company will issue the Debt Securities and, if other than the principal amount of the Debt Securities, the portion of the principal amount of the Debt Securities payable upon maturity of the Debt Securities;

●
if convertible, the number of debt securities or shares of any class, classes or series into which the Debt Securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the Debt Securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the Debt Securities, restrictions on conversion and any other terms governing such conversion;

●	the stated maturity date of the Debt Securities;

●	any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

●	the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the Debt Securities can be surrendered for payment;

●	any rights affecting the transfer, exchange or conversion of the Debt Securities;

●	the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

●	any sinking fund requirements;

●	any provisions for redemption, including the redemption price, terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, and any remarketing arrangements;

●	whether the Debt Securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

●	the events of default and covenants of such Debt Securities;

●	whether the Company will issue the Debt Securities in certificated or book-entry form;

●
whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations if other in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

●
whether the Company will issue any of the Debt Securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual Debt Securities represented by the global security;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

●
whether the Company will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Debt Securities instead of making this payment;

●	the subordination provisions, if any, relating to the Debt Securities;

●	the provision of annual and/or quarterly financial information to the holders of the Debt Securities;

●	a discussion of certain U.S. Federal income tax and Luxembourg law considerations;

●	the remedies for holders of Debt Securities;

●	the right to make any changes to the indenture(s) or the terms of the Debt Securities by the Company and what approval, if any, will be required from the holders of the Debt Securities;

●	the provisions for voting on any changes to the indenture(s) or the terms of the Debt Securities;

●	the requirements for the Company to discharge, to defease or to covenant to defease the Debt Securities;

●
certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business; and

●	any other specific terms of the Debt Securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the Debt Securities.

The Company may issue Debt Securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.  The Company may also issue Debt Securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will need to be amended to include such guarantees prior to such offering.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the Company will issue the Debt Securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the Company will pay the interest, principal and any premium at the corporate trust office of the trustee.  At the Company’s option, however, the Company may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If the Company does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the Debt Security is registered at the close of business on a special record date the applicable trustee will fix; or

●	in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer Debt Securities at the office of the applicable trustee.  The trustee acts as the Company’s agent for registering Debt Securities in the names of holders and transferring Debt Securities.  The Company may change this appointment to another entity or perform it itself.  The entity performing the role of maintaining the list of registered holders is called the “registrar.”  It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, the Company may issue the Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement.  The Company may issue global securities in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depository arrangement with respect to any series of Debt Securities will be described in the prospectus supplement.

SELLING SHAREHOLDERS

We are registering for resale Shares held by certain of our shareholders.  The Shares to be sold by the selling shareholders were acquired:

●	by certain of the selling shareholders on December 20, 2005 in a private placement of 55,239,491 of our Shares prior to our initial public offering;

●	by certain of the selling shareholders on February 1, 2006 in a private placement of 14,798,400 of our Shares prior to our initial public offering; and

●	by certain of our selling shareholders on February 23, 2006 in a private placement of 1,510,000 of our Shares prior to our initial public offering.

The prospectus supplement for any offering of our Shares by the selling shareholders hereunder will include the following information:

●	the name of the each selling shareholder;

●	the nature of any position, office or other material relationship which each selling shareholder has had within the past three years with us or any of our predecessors or affiliates;

●	the number of Shares held by each selling shareholder prior to the offering;

●	the number of Shares to be offered for each selling shareholder’s account; and

●	the number, and, if applicable, the percentage of Shares held by each of the selling shareholders before and after the offering.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

●	to or through underwriters or through dealers;

●	in short or long transactions;

●	through agents;

●	directly to purchasers; or

●	through a combination of any such methods of sale.

If underwriters are used to sell securities, we and, if applicable, certain of our selling shareholders, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them.  In that connection, underwriters may receive compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to an offering of securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities being offered and the proceeds to us, if any, from such sale;

●	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

●	in the case of the Debt Securities, the interest rate, maturity and redemption provisions;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

●	the securities exchanges on which the securities may be listed, if any; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.  Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We or the selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us or the selling shareholders, including, without limitation, in connection with distributions of the securities by those broker-dealers.  We or the selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  We or the selling shareholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Securities may be sold directly by us or the selling shareholders or through agents designated by us or the selling shareholders from time to time.  Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling shareholders to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling shareholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.  Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company or the selling shareholders.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or the selling shareholders or such institutions thereunder.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make.  The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Luxembourg law and the articles of incorporation of the Company.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business, for which they receive compensation.  However any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.

Any underwriters to whom securities are sold by us or the selling shareholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act.  In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us or the selling shareholders in the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time.  These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.  These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The selling shareholders may also sell the Shares in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the Shares are covered by the registration statement of which this prospectus forms a part.  Such sales, if any, will not form part of the plan of distribution described in this prospectus.  The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

Each series of offered securities will be a new issue, other than the Shares which are listed on the New York Stock Exchange and the Bermuda Stock Exchange.  We may elect to list any series of offered securities on an exchange, and in the case of the Shares, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

Any issue of Shares, Preferred Shares or Debt Securities, or any transfer of selling shareholders’ Shares pursuant to this prospectus or any prospectus supplement, will at all times be done in accordance with the applicable provisions of the articles of incorporation of the Company at the time of issue or transfer, and in compliance with the applicable provisions of Luxembourg law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.flagstonere.com.  The contents of our website are not incorporated by reference into this prospectus and are included as inactive textual references only.  We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm.  Our website is not incorporated into or otherwise a part of this prospectus.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Information that we file subsequently with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered hereby are sold.  This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed by us with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Annual Report on Form 10-K for the year ended December 31, 2009;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

●	Definitive Proxy Statement on Form S-4 filed on April 9, 2010;

●	Post-Effective Amendment No. 1 to Form S-8 filed on May 19, 2010; and

●	Current Reports on Form 8-K filed on March 12, 2010, March 22, 2010, May 19, 2010, May 21, 2010 and May 27, 2010.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference but not delivered with the prospectus.  You can request copies of such documents if you call or write us at the following address: Corporate Secretary, Flagstone Reinsurance Holdings, S.A., 37 Val St. André, L-1128, Luxembourg, Grand Duchy of Luxembourg, by phone at + 352 273 515 30, or you may visit our website at www.flagstonere.com, for copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement.  The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.  Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Certain matters as to U.S. law with respect to the validity of certain of the offered securities will be passed upon by Cravath, Swaine & Moore LLP, New York, New York.  Certain matters as to Luxembourg law with respect to the securities will be passed upon by M Partners, Luxembourg, Grand Duchy of Luxembourg.  If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the effectiveness of Flagstone Reinsurance Holdings, S.A.’s (formerly Flagstone Reinsurance Holdings Limited) internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as “experts” in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Luxembourg.  In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States.  Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. Federal securities laws.  We may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of Shares made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by M Partners, our Luxembourg counsel, that there is doubt as to whether the courts of Luxembourg would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. Federal securities laws It may be difficult for you to recover against us based upon a judgment of a U.S. court because such judgments are not automatically enforceable in Luxembourg.

The United States and Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters.  An enforceable judgment for the payment of monies rendered by any U.S. Federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg.  However a party who received such favorable judgment in a U.S. court may institute enforcement proceedings (exequatur) in Luxembourg by requesting enforcement of the U.S. judgment by the District Court (Tribunal d’Arrondissement) pursuant to Article 678 of the New Luxembourg Code of Civil Procedure.  The District Court will authorize the enforcement of the U.S. judgment in Luxembourg if it is satisfied that all of the following conditions are met:

●	the U.S. judgment is enforceable in the United States;

●
the U.S. court awarding the judgment has jurisdiction to adjudicate the respective matter under the applicable U.S. Federal or state jurisdictions rules, and the jurisdiction of the U.S. court is recognized by Luxembourg private international and local law;

●	the U.S. court has applied to the dispute the substantive law which would have been designated by the Luxembourg conflict of law rules;

●	the principles of natural justice have been complied with;

●	the U.S. judgment does not contravene international public policy (ordre public) or order as understood under the laws of Luxembourg or has been given in proceedings of a criminal nature;

●	the U.S. court has acted in accordance with its own procedural laws;

●	the U.S. judgment was granted following proceedings in which the counterparty had the opportunity to appear and to present a defense; and

●	the U.S. judgment was not granted pursuant to an evasion of Luxembourg law (fraude à la loi luxembourgeoise).

Subject to the above conditions, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no statutory prohibition on this type of review.

Enforcement does not mean that all of the obligations resulting from the judgment are enforced in accordance with their specific terms, but only that they can be enforced if they are of a type that is recognized and enforced under Luxembourg law generally.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions.  All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$92,964
Legal Fees	$500,000.00
Accounting Fees and Expenses	$250,000.00
Printing and Engraving Fees	$100,000.00
Trustees’ Fees and Expenses	$30,000.00
Rating Agency Fees	$300,000.00
Miscellaneous Expenses	$150,000.00
Total Expenses	$1,422,964

ITEM 15.  Indemnification of Directors and Officers.

Under Luxembourg law, directors of the Company are liable to the Company for the execution of the mandate given to them and for any misconduct in the management of the Company’s affairs.  In addition, the directors are jointly and severally liable both to the Company and any third parties for damages resulting from the violation of Luxembourg law or the articles of incorporation of the Company.  The directors are discharged from such liability in the case of a violation to which they were not a party provided that no misconduct is attributable to them and they have reported such violation to the first general meeting after they acquired knowledge thereof.  Only the Company would have a claim against a director for any misconduct and not an individual shareholder.

In addition, directors may be liable to an action from shareholders of the Company on the basis of the general principles of liability as set out in the Civil Code of Luxembourg, which may oblige a director to indemnify the shareholders for any damages caused as a consequence of their own fault.

Directors’ and officers’ insurance is permitted in addition to any indemnity granted by the Company.  The Company has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

The Company has also adopted provisions in its articles of incorporation that provide that the Company will indemnify and hold harmless the directors and other officers of the Company, including any person appointed to any committee of the Board, from and against all actions, costs, charges, losses, damages and expenses which they or any one of them may incur or sustain by reason of any act done in the execution of their duty in their respective offices.  This indemnity does not extend to any matter in respect of any fraud, dishonesty, gross negligence or willful misconduct.

Under Luxembourg law, the Company may not indemnify its directors or officers against any matter arising from a director’s or officer’s fraud, dishonesty, gross negligence or willful misconduct or any criminal actions.

ITEM 16.  Exhibits and Financial Statement Schedules.

(A)           Exhibits

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement for Shares.

*1.2	Form of Underwriting Agreement for Preferred Shares.
*1.3	Form of Underwriting Agreement for Debt Securities.

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.1	Amended and Restated Warrant dated May 17, 2010 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.2	Form of Indenture for senior debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

4.3	Form of Indenture for subordinated debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

5.1	Opinion of M Partners.

5.2	Opinion of Cravath, Swaine & Moore LLP.

10.1
Amended and Restated Shareholders’ Agreement dated as of May 17, 2010 among Flagstone Reinsurance Holdings, S.A. and the shareholders listed therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche.

23.2	Consent of M Partners (included in Exhibit 5.1).

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included following the signature page hereto).

* To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

ITEM 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 23rd day of June, 2010.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

By:	/s/ Patrick Boisvert
	Name:	Patrick Boisvert
	Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Flagstone Reinsurance Holdings, S.A., do hereby constitute and appoint Patrick Boisvert and William Fawcett, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		Chairman and Director	June ____, 2010
Name: E. Daniel James
	/s/ David A. Brown	Chief Executive Officer (Principal Executive Officer) and Director	June 23, 2010
Name: David A. Brown
	/s/ Patrick Boisvert	Chief Financial Officer (Principal Financial Officer and	June 23, 2010
	Name: Patrick Boisvert	Principal Accounting Officer)
		Director	June ____, 2010
Name: Mark J. Byrne
	/s/ Peter Watson	Director	June 21, 2010
Name: Peter Watson
	/s/ Stephen Coley	Director	June 20, 2010
Name: Stephen Coley
	/s/ Thomas Dickson	Director	June 23, 2010
Name: Thomas Dickson
	/s/ Stewart Gross	Director	June 23, 2010
Name: Stewart Gross
		Director	June ____, 2010
Name: Gary Black
	/s/ Anthony Knap	Director	June 23, 2010
Name: Anthony Knap
		Director	June ____, 2010
Name: Anthony Latham
	/s/ Jan Spiering	Director	June 23, 2010
Name: Jan Spiering
	/s/ Wray Thorn	Director	June 21, 2010
Name: Wray Thorn

	PUGLISI & ASSOCIATES	Authorized Representative in the United States	June 23, 2010

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement for Shares.

*1.2	Form of Underwriting Agreement for Preferred Shares.
*1.3	Form of Underwriting Agreement for Debt Securities.

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.1	Warrant dated May 17, 2010 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.2	Form of Indenture for senior debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

4.3	Form of Indenture for subordinated debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

5.1	Opinion of M Partners.

5.2	Opinion of Cravath, Swaine & Moore LLP.

10.1
Amended and Restated Shareholders’ Agreement dated as of May 17, 2010 among Flagstone Reinsurance Holdings, S.A. and the shareholders listed therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche.

23.2	Consent of M Partners (included in Exhibit 5.1).

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included following the signature page hereto).

* To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.